Exhibit 10.15

XPLR INFRASTRUCTURE, LP

COMPENSATION SUMMARY FOR INDEPENDENT NON-EMPLOYEE DIRECTOR OF
XPLR INFRASTRUCTURE, LP

(Effective January 1, 2025)

Annual Retainer (payable quarterly)	$90,000

Committee Chair retainer (annual) (payable quarterly)	$15,000

Annual grant of restricted common units (under 2024 Long-Term Incentive Plan)	That number of common units determined by dividing $150,000 by closing price of XPLR Infrastructure, LP common units on effective date of grant (rounded up to the nearest 10 common units)

Miscellaneous	Travel and Accident Insurance (including spouse coverage)